Exhibit 99.1

QHSLab (OTCQB:USAQ) Issues Unaudited Financial and Operational Update Ahead of January 2026 Investor Session

Unaudited update reflects revenue growth, positive operating income, removal of convertible debt, and improved cash flow profile entering 2026.

Company reports $1.99 million in revenue for the nine months ended September 30, 2025, up 32% YoY, eliminates convertible debt, and ends the year with approximately $630,000 in cash.

West Palm Beach, FL, January 6, 2026 (GLOBE NEWSWIRE) — QHSLab Inc. (the “Company”) (OTCQB: USAQ), a digital health infrastructure company focused on supporting primary care practices, today provided an unaudited business and financial update in advance of a scheduled investor discussion today.

Unaudited Financial Highlights

The following financial information is unaudited and based on the Company’s internal records and most recent publicly reported filings.

● For the nine months ended September 30, 2025, the Company reported revenue of $1.99 million, representing a 32 percent increase year over year.

● Gross profit for the nine months was $1.32 million, reflecting a gross margin of approximately 66 percent.

● Net operating income before interest was $95,738.

● Cash at bank as of December 31, 2025 was approximately $630,000.

Balance Sheet and Capital Structure Update

During the fourth quarter of 2025, the Company continued to increase its revenue run rate and completed actions to simplify its balance sheet and improve its long-term capital structure.

● Outstanding convertible debt has been practically eliminated, reduced from approximately $1.4 million to $20,000.

● The elimination of convertible debt is expected to reduce annual interest expense by more than $250,000 on a forward-looking basis.

● Management believes the Company exited 2025 in a cash-flow-positive operating position.

Capital Structure and Public Float

As of the date of this release, the Company has 13,418,899 shares of common stock outstanding, of which approximately 2,429,525 shares constitute the public trading float.

Included in the outstanding shares are approximately 2,301,565 restricted common shares issued in connection with recent debt conversions, equity financings, and preferred share dividend payments. These shares are subject to Rule 144 restrictions and generally may not be resold into the public market until the applicable six-month holding period has elapsed and other Rule 144 conditions are satisfied.

OTC Markets reflects the Company’s current outstanding share count and public float information consistent with these disclosures.

Operational Outlook

Based on current operating performance and the reduction in interest expense, management believes the Company is positioned for improved operating leverage entering 2026 and expects to report net income after interest, amortization, and depreciation for the year ended December 31, 2025, subject to completion of year-end financial close and audit procedures.

This disclosure is provided to support transparency ahead of upcoming investor discussions and does not constitute guidance. All financial information presented herein is unaudited.

About QHSLab

QHSLab, Inc. (OTCQB: USAQ) is a digital health infrastructure company providing preventive screening, assessment, and workflow solutions for primary care practices. Its platform enables care that occurs outside the exam room, including screening, monitoring, education, and follow-up, to be delivered in a scalable, documented, and reimbursable manner across multiple underdiagnosed conditions.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

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